Exhibit 16.1

March 20, 2009

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

File Number: 001-32453

Commissioners:

We have read Item 4.01 of the Form 8-K dated March 20, 2009, of Metalico, Inc. and are in agreement with the statements concerning our firm contained therein.

/s/ McGladrey & Pullen, LLP

Peoria, Illinois